Exhibit 99.1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of February 14, 2020, by and among 7Wire Ventures LLC-Series EosHealth, 7Wire Ventures LLC—Series Livongo C, 7Wire Ventures LLC—Series Livongo D, 7Wire Ventures LLC—Series Livongo E, 7Wire Ventures Fund, L.P., 7Wire Management, LLC, Glen Tullman, Lee Shapiro and Robert Garber.

The parties to this Agreement agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Schedule 13D or Schedule 13G, and any and all amendments thereto, and any other document relating thereto required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

7WIRE VENTURES LLC – SERIES LIVONGO C

By:	/s/ Robert Garber
Name:	Robert Garber
Its:	Manager

7WIRE VENTURES LLC - SERIES EOSHEALTH

By:	/s/ Robert Garber
Name:	Robert Garber
Its:	Manager

7WIRE VENTURES LLC – SERIES LIVONGO D

By:	/s/ Robert Garber
Name:	Robert Garber
Its:	Manager

7WIRE VENTURES LLC – SERIES LIVONGO E

By:	/s/ Robert Garber
Name:	Robert Garber
Its:	Manager

7WIRE VENTURES FUND, L.P.

By:	7Wire Management, LLC
Its:	Manager

By:	/s/ Robert Garber
Name:	Robert Garber
Title:	Manager

7WIRE MANAGEMENT, LLC

By:	/s/ Robert Garber
Name:	Robert Garber
Title:	Manager

/s/ Glen Tullman
Glen Tullman

/s/ Lee Shapiro
Lee Shapiro

/s/ Robert Garber
Robert Garber